UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2023
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OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2023, Jayson Knafel, a Class II director of Owlet, Inc. (the “Company”) and a member of the Compensation Committee of the Company’s Board of Directors (the “Board”), who served on the Board as a designee of Eclipse Ventures, LLC (“Eclipse”), notified the Company of his intention to resign from the Board, effective August 11, 2023. Mr. Knafel’s resignation follows his stepping down as a partner of Eclipse to serve as Chief Financial Officer of an unaffiliated company, and was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Following Mr. Knafel’s resignation from the Board, and pursuant to the terms of the Amended and Restated Stockholders Agreement dated as of February 17, 2023 by and among the Company and Eclipse affiliates Eclipse Ventures Fund I, L.P., Eclipse Continuity Fund I, L.P. and Eclipse Early Growth Fund I, L.P. (the “Stockholders Agreement”), which permits Eclipse to nominate two directors (each, an “Eclipse Designee”) to serve on the Board subject to specified beneficial ownership levels, Eclipse nominated Marc F. Stoll to serve on the Board as an Eclipse Designee, to fill the vacancy resulting from Mr. Knafel’s resignation.

On August 15, 2023, and effective as of that date, the Board appointed Marc F. Stoll, an Eclipse Designee, to serve on the Board as a Class II director of the Company, for a term expiring at the Company’s 2026 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. There are no committees of the Board on which Mr. Stoll is currently contemplated to serve.

Mr. Stoll has been an Investment Partner at Eclipse, a venture capital firm, since February 2023. From April 2019 through January 2023, Mr. Stoll served as President and Chief Operating Officer of Nextiva, a private telephone and technology service company, and from September 2014 through March 2015 served as Chief Financial Officer of Anaplan, a private business planning software company. Mr. Stoll joined Anaplan from Apple Inc., a multinational technology company (NASDAQ: AAPL), where he served as Vice President of Worldwide Sales Finance from August 2008 through July 2013. Earlier in his career, he served as Senior Vice President and Corporate Controller of CA, Inc. and as Head of Technology Equity Research at Julius Baer Investment Management. Mr. Stoll has also served on the board of directors of a number of public and private companies. Mr. Stoll holds a Masters of Business Administration from the University of Chicago, Booth School of Business, and a Bachelor of Science in Electrical Engineering from Michigan Technological University.

The Company expects Mr. Stoll to enter into the Company’s standard indemnification agreement for directors and officers.

Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Stoll and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated August 16, 2023, announcing the appointment of Mr. Stoll to the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 16, 2023.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: August 16, 2023	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer